Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Xcel Brands, Inc. of our report dated March 17, 2016, on our audits of the consolidated financial statements of Xcel Brands, Inc. and Subsidiaries as of December 31, 2015 and 2014 and for the years then ended, which report appears in the Annual Report on Form 10-K of Xcel Brands, Inc. for the year ended December 31, 2015.

/s/ CohnReznick LLP

New York, New York

October 17, 2016